Exhibit 10(h)


                                 Award Agreement


THIS AWARD AGREEMENT (the "Agreement") is entered into as of (date) (the
"Grant Date"), by and between SPRINT CORPORATION, a Kansas corporation (together with its direct and indirect subsidiaries, "Sprint") and (First Name)
(Last Name) (the "Executive"), an employee of Sprint for the grant of options and restricted stock units with respect to Sprint's FON Common Stock, par value $2.00 per share ("FON Stock"), and Sprint's PCS Common Stock, par value $1.00 per share ("PCS Stock").

IN CONSIDERATION of the mutual covenants and agreements set forth in this Agreement, the parties agree to the following.

1.   Defined Terms Incorporated from 1990 Stock Option Plan
Capitalized terms used in this Award Agreement and not defined herein shall have the meanings set forth in Sprint's 1990 Stock Option Plan.

2.   Grant of Stock Options
Sprint hereby grants to Executive under the 1990 Stock Option Plan options to buy (FONOptionSh) shares of FON Stock at a strike price of $_______ per share and (PCSOptionSh) shares of PCS Stock at a strike price of $_______ per share (together, the "Options"). The Options become exercisable at a rate of 25% of the total number of shares subject to purchase on each of the first four anniversaries of the Grant Date and expire on the 10th anniversary of the Grant Date. The Options are governed by, and this Agreement hereby incorporates, the Standard Terms of Options set forth in Section 7.01 of the 1990 Stock Option Plan.

3.   Grant of and Terms of Restricted Stock Units
Sprint hereby grants to Executive under the 1997 Long-Term Stock Incentive Program (FONRSAwarded) FON restricted stock units and (PCSRSAwarded) PCS restricted stock units, subject to the restrictions, terms, and conditions set forth in this Agreement.

        (a)  Rights under Restricted Stock Units
Each restricted stock unit (an "RSU") represents the unsecured right to require Sprint to deliver to Executive one share of FON Stock for each FON RSU and one share of PCS Stock for each PCS RSU. The number of shares of stock deliverable with respect to each RSU is subject to increase on payment of dividends on the underlying class of stock as set forth in Section 3(f) of this Agreement and is subject to adjustment as determined by the Compensation Committee of Sprint's board of directors (the "Committee") to the number and kind of shares of stock deliverable upon any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off, or other change in the corporate structure affecting the FON Stock or PCS Stock generally.

        (b) Vesting and Delivery Dates of RSUs
Each RSUs is assigned a "vesting date" and an "initial delivery date" in accordance with the following schedule:

 Vesting Date and Initial    Number of FON RSUs     Number of PCS RSUs
      Delivery Date


Vesting of shares may occur during your term of employment with Sprint or during any period during which you are receiving severance benefits pursuant to a Sprint severance plan or other severance arrangement with Sprint.

        (c)  Acceleration before Vesting Date
              (1)  Acceleration on Death or Total Disability
If Executive ceases employment with Sprint by reason of the Executive's death or total disability within the meaning of Sprint's Long-Term Disability Plan, all RSUs that are not vested at that time shall become immediately vested. If Executive's delivery date for an RSU is the same as the initial delivery date, the delivery date will also accelerate.

              (2)  Acceleration at Age 65
If on or after the first anniversary of the Grant Date, Executive is age 65 or older, all outstanding but unvested RSUs shall become immediately vested. If Executive's delivery date for an RSU is the same as the initial delivery date, the delivery date will also accelerate.

              (3)  Acceleration on Change in Control
If on or after the first anniversary of the Grant Date, there is a Change in Control of Sprint Corporation, all outstanding but unvested RSUs shall become immediately vested. If Executive's delivery date for an RSU is the same as the initial delivery date, the delivery date will also accelerate.

              (4) Limitation on Change in Control Acceleration
If acceleration pursuant to this Section 3(c)(3), together with all other payments or benefits contingent on a Change in Control within the meaning of Section 280G of the Internal Revenue Code of 1986, results in any portion of the payments or benefits not being deductible by Sprint as a result of the application of Section 280G, the acceleration of vesting or other payments or benefits shall be reduced until the entire amount thereof is deductible by Sprint. The order in which such acceleration of vesting or other payments or benefits are reduced shall be at the election of the Executive.

        (d)  Forfeiture of RSUs
              (1)  On Termination of Employment
If Executive terminates employment with Sprint for any reason that does not result in acceleration of vesting pursuant to Section 3(c)(1), Executive shall immediately forfeit all unvested RSUs granted on the Grant Date. For this purpose, your termination date will be the end of any period during which you are entitled to receive payments under Sprint's separation program or other separation arrangement with Sprint.

              (2)  On Acquiring an Interest in a Competitor
If Executive, without the consent of the Committee, becomes associated with (including but not limited to accepting an offer of employment or other contract with), renders services to, or owns any interest (other than an insignificant interest, as determined by the Committee) in any business that is in competition with Sprint or other business in which Sprint has a substantial interest, as determined by the Committee, the Executive shall immediately forfeit all unvested RSUs granted on the Grant Date. The decision of the Committee on any such matters shall be final and binding upon all concerned.

        (e)  Restrictions on Transfer and Delivery on Death
Executive may not sell, transfer, assign, pledge, or otherwise encumber or dispose of the RSUs. Executive may designate beneficiaries to receive stock if Executive dies before the delivery date by so indicating on Exhibit A, which is hereby incorporated into and made a part of this agreement. If Executive fails to designate beneficiaries on Exhibit A, the shares will be delivered to Executive's estate.

        (f)  Accrual of Dividend Equivalents
On each date on which Sprint pays an ordinary cash dividend on shares of the stock underlying an RSU, the number of shares represented by each RSU will be increased by a number of whole or fractional shares equal to (a) the cash dividend per share paid on the underlying stock (b) divided by the Fair Market Value of one share of the underlying stock on the dividend payment date.

        (g)  Delivery on Delivery Date
As soon as practicable following the delivery date for each RSU, Sprint will deliver a certificate for the number of shares represented by all RSUs having a delivery date on the same date, and Sprint will pay Executive the value of any remaining fractional share in cash in an amount equal to the Fair Market Value of one share of the underlying stock on the delivery date multiplied by the fractional share.

        (h)  Deferral of Delivery Date
Executive may elect to defer the delivery date of any RSU by so electing on the attached Exhibit B. If, after execution of this Agreement, Executive elects to further defer the delivery date or to defer the initial delivery date, Executive may do so by delivering an election form to Sprint following the execution of this agreement at least 13 months before the then scheduled delivery date for the RSUs to which the election applies.

4.      Agreement to Remain Employed
As consideration for the grant of Options and RSUs, Executive agrees to remain employed by Sprint for a period of one year from the Grant Date. Nothing contained in this Agreement confers upon Executive any right to continued employment with Sprint, nor interferes in any way with the right of Sprint to terminate Executive's employment or change the Executive's compensation at any time.

5.      Other Terms and Conditions
        (a)  Executive's Rights as Stockholder
Executive shall have no rights as a stockholder with respect to the RSUs or the shares underlying them until Sprint delivers the shares to Executive on the delivery date.

        (b)  Tax Withholding
Sprint is entitled to withhold the amount of any tax attributable to the RSUs (including dividends, if any) or to the vesting or delivery of the RSUs.

        (c)  Election to Have Sprint Withhold Shares
              (1)  In general
Executive may elect by so indicating in the space provided near the signature block to this Agreement if you want to have Sprint withhold shares on the delivery date from those otherwise deliverable to you at the then applicable required withholding rate for any federal, state, local, FICA, and Medicare taxes. If you do not elect stock withholding, you must pay your withholding obligation in cash after which Sprint will issue to you the full number of shares upon which restrictions have lapsed.

              (2)  Excess withholding
At any time before the delivery date, Executive may elect on forms provided by the Corporate Secretary of Sprint Corporation, to deliver additional shares for withholding above the minimum required withholding rate up to the Executive's marginal withholding rate.

              (3)  FICA and Medicare withholding on vesting date
If Executive elects to defer delivery beyond the vesting date for any RSU, Executive must pay any required FICA, Medicare and any other required withholding to Sprint in cash on the vesting date.

        (d)  Non-Uniformity
Executive acknowledges and agrees that Sprint has the right to make grants with varying restrictions, terms, and conditions and is under no obligation to treat employees uniformly under Sprint's stock option or other equity compensation plans.

        (e)  Incorporation of Plans
To the extent not inconsistent with the provisions of this Agreement, the terms of the 1990 Stock Option Plan are hereby incorporated by this reference.

6.      Plan Information
Executive hereby acknowledges having read the attached 1990 Stock Option and the 1997 Long-Term Stock Incentive Program Plan Information Statements for Restricted Stock Units.

IN WITNESS WHEREOF, Sprint has caused this Agreement to be executed by its duly authorized officer and the Executive has executed the same as of the Grant Date.



                                        SPRINT CORPORATION



                                        By:
                                                Authorized Officer

_____ By checking this box,
I hereby elect to have Sprint
withhold shares from those
otherwise deliverable to me
under this Agreement at the
then applicable required
withholding rate for any federal,
state, local, FICA, and Medicare
taxes applicable to me on the
delivery date for each RSU
awarded in this Award Agreement.

                                        -------------------------------------
                                        (First Name) (Last Name), "Executive"